1AlTi Global Second Quarter 2024 Earnings | August 9, 2024

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global wealth and alternatives manager providing entrepreneurs, multi- generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi Global’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $72 billion in combined assets and has an expansive network across three continents. Forward-Looking Statements Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income, Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company").

3AlTi Global Overview of AlTi

4AlTi Global AlTi at a Glance Delivering transformational ideas that create enduring value Global footprint with presence in 20 major financial centers $72B ~430 Assets Under Advisement (AUM/AUA) Professionals with Diverse Experience & Expertise Committed to Impact Strategies Year Operating History Invested Alongside Clients $2B Note: Information as of June 30, 2024, unless otherwise noted. $5B20+

5AlTi Global PRELIMINARY DRAFT – SUBJECT TO REVIEW Unique business model combines UHNW wealth management with targeted expertise in alternatives $15 $17 $20 $22 $20 $16 2019 2020 2021 2022 2023 2Q'24 Scale $16B(1) AUM/AUA Recurring revenues 93% In 2Q’24 Alignment with clients $1.1B Invested alongside clients Experienced team 40+ Years Years of operating history across market cycles Comprehensive solutions Uncorrelated strategies and private real estate investment Note: Information as of June 30, 2024, unless otherwise noted. (1) Manager stakes consolidate 100% of AUM/AUA. (2) Top 25 Client Asset composition by geography. Event-driven RE Bridge Lending European L/S Equities Asia Credit Fund strategies by AUM/AUMAUM/AUA, $B $32 $36 $41 $43 $51 $56 2019 2020 2021 2022 2023 2Q'24 Scale $56B AUM/AUA Recurring revenues 99% In 2Q’24 High client retention 97% Client retention since 2020 Long-tenured clients ~8 Years average client tenure Net positive Impact firm $4.8B Invested in Impact strategies AUM/AUA by Geography(2) U.S. 65% Non-U.S. 35% AUM/AUA, $B Wealth Management Strategic Alternatives

6AlTi Global $2.1 $3.5 $5.5 2014 2019 2024P GenX and Millennials Foundations, Charities and Endowments $84T Baby Boomers & Older Generational Wealth Transfer(1) U.S. Wealth Transfer (2021-2045P) Shifting to Independence(1) U.S. Independent Advisor AUM/AUA (2014-2024P)(3) $84 trillion wealth transfer creates opportunities for firms that deliver impact, innovation & engagement to clients Wealth clients seek advice that is independent, customized, aligned & integrated $4.6 $6.3 $7.2 $8.5 $10.1 $13.3 $23.2 2011 2013 2015 2017 2019 2021 2026P Private equity Private debt Hedge funds Real estate Infrastructure Natural resources Global Demand for Alternatives(2) Alternative AUM/AUA Growth and Forecast (2011-2026P) ($ in Trillions) (1) Source: Cerulli Associates. (2) Source: Preqin. (3) Includes independent registered advisors, hybrid registered advisors and multi-family offices. ($ in Trillions) AlTi’s growth is powered by three strong secular tailwinds

7AlTi Global Investment thesis Attractive business lines across Wealth Management and Strategic Alternatives with complementary growth drivers Comprehensive platform approach Growing global footprint Identified pipeline of inorganic growth opportunities Destination of choice for UHNW wealth managers Recurring and diversified revenue World-class leadership Strong capital structure Substantial, expanding addressable market Offices in leading financial centers, on three continents, with plans to expand into other attractive international markets Proven track record of executing accretive acquisitions in the Wealth Management and Strategic Alternatives sectors As an independent, global platform with long-tenured clients and an extensive suite of services, AlTi is the optimal partner for firms seeking consolidation Foundation of stable and predictable revenues, with multiple growth vectors Decades of experience in global financial services bolstered by partnerships with Allianz X and CWC Strengthened balance sheet with ample capital to execute organic and inorganic growth plan Powered by multi- decadal trajectories in Wealth Management and Strategic Alternatives

8AlTi Global Second Quarter Highlights

Second Quarter 2024 Highlights

Financial(1)

- Revenues of $49.5 million
- 99% of Total Revenues are recurring
- GAAP Net Loss of $9.0 million, Adjusted Net Loss of $2.6 million
- Adjusted EBITDA of $5.5 million

Key Performance Metrics

Wealth Management

- $55.9 billion of AUM/AUA, increased 15% YoY and 5% QoQ

Strategic Alternatives

- $16.0 billion of AUM/AUA, decreased 21% YoY and 9% QoQ primarily related to the repositioning of the business

Corporate

In the second quarter:

- Received $35 million additional investment from Constellation Wealth Capital to complement initial $115 million received in March
- Completed the acquisition of East End Advisors, a NY-based MFO with ~$6 billion in AUM
- Completed our acquisition of the remaining 50% stake in UK-based Pointwise
- Completed the sale of the European trust and private office services businesses, previously held for sale assets

After quarter end:

- Completed the acquisition of Envoi, a Minneapolis-based MFO with ~$3 billion in AUM in on July 1st
- Received $250 million investment from Allianz X, as part of strategic investment of up to $450 million from Allianz X and Constellation Wealth Capital on July 31st

(1) Adjusted EBITDA and Adjusted Net Income are non-GAAP measures. See reconciliations of non-GAAP measures and definitions in the Appendix.

AlTi Global

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Second Quarter 2024

Select Financial and Operating Metrics

- **Revenue** of $49.5M decreased 4% YoY primarily due to a decrease in other income related to transactional fees. Management fees were essentially flat as fee reductions from businesses exited were compensated by the acquisition of East End, which contributed $5M in the quarter. On a like for like basis, adjusting for the acquisitions and dispositions, total revenues would have been up 4% YoY. 99% of total revenues in the quarter were from recurring fees.
- **Total Operating Expenses** of $64.4M were flat YoY and lower by $1.1M compared to the previous quarter. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were up slightly to $46M YoY. Excluding East End, normalized operating expenses would have decreased 4% compared to the first quarter.
- **Other Income** of $5.2M compared to $25.7M in Q2 2023 as the prior year period included an unrealized gain on earn-out liabilities, compared to an unrealized loss in the current period. This decline was partially offset by lower impairment charges in the current year period, as well as gains on investments, compared to losses in the prior year period .
- **Adjusted EBITDA** of $5.5 decreased YoY primarily due to lower transactional revenues from exited or restructured businesses.
- **Adjusted Net loss** was $2.6M.
- **AUM/AUA** of $71.9B, composed of Wealth Management $55.9B and Strategic Alternatives $16.0B.

($ in Millions)	2Q'24	1Q'24	2Q'23[2]
Revenue	**$49.5**	**$50.8**	**$51.3**
Mgmt./Advisory Fees	47.0	46.2	46.8
Incentive Fees	0.1	0.2	0.5
Distributions from Investments[1]	2.2	4.2	2.2
Other Income/Fees	0.1	0.3	1.8
Total Operating Expenses	**$64.4**	**$65.5**	**$64.3**
Operating Income (Loss)	(15.0)	(14.7)	(13.1)
Other Income (Loss)	5.2	36.8	25.7
GAAP Net Income (Loss)	**$(9.0)**	**$21.8**	**$28.1**
Adjusted Net Income (Loss)	**$(2.6)**	**$0.2**	**$2.4**
Adjusted EBITDA	**$5.5**	**$6.8**	**$11.1**
Adjusted EBITDA Margin	11%	13%	22%
AUM/AUA ($B)	**$71.9**	**$71.0**	**$68.9**

(1) Includes $1.9M, $2.7M and $2.2M in management fees from External Strategic Managers in Q2 2024, Q1 2024 and Q2 2023, respectively.
(2) Q2 2023 results throughout this presentation reflect immaterial changes to the previously reported figures.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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11AlTi Global Segment Highlights

12AlTi Global • Revenue of $40.9M increased 20% YoY, and AUM/AUA increased 15% in the period to the consolidation of East End and market performance. 100% of revenues in Q2 2024 were from recurring fees. On a like for like basis, adjusting for the acquisition of East End and the disposition of the European trust business, revenues increased 15% and AUM/AUA increased 10% YoY. • Total Operating Expenses of $46M increased 7% over the prior quarter. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses, were $32M, up 3% compared to the prior quarter. Excluding the acquisition of East End, operating expenses on both a reported and normalized basis would have decreased approximately 5%. • Adjusted EBITDA of $9.4M increased 8% YoY, primarily driven by the consolidation of East End, yielding an overall EBITDA margin of 23%. • AUM/AUA of $55.9B increased 15% over the comparable quarter of 2023 resulting the acquisition of East End and market performance. Excluding the East End acquisition and the disposition of the European trust business, AUM/AUA increased 10%. Wealth Management Select Financial and Operating Metrics Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. ($ in Millions) 2Q’24 1Q’24 2Q’23 Revenue $40.9 $36.8 $34.0 Mgmt./Advisory Fees 41.0 36.6 33.9 Incentive Fees 0.0 0.0 - Other Income/Fees (0.1) 0.2 0.1 Total Operating Expenses $46.0 $43.0 $38.7 Operating Income (Loss) (5.1) (6.2) (4.7) Adjusted EBITDA $9.4 $6.8 $8.8 Adjusted EBITDA Margin 23% 18% 26% AUM/AUA ($B) $55.9 $53.5 $48.6

13AlTi Global ($ in Billions) 2Q’24 1Q’24 2Q'23 Beginning Balance: $53.5 $51.0 $45.6 Change 2.4 2.5 3.0 AUA at Period End $55.9 $53.5 $48.6 Average AUA $54.7 $52.3 $47.1 ($ in Billions) 2Q’24 1Q’24 2Q'23 Beginning Balance: $35.5 $34.5 $30.4 New Clients, Net 0.1 (0.2) 0.4 Cash Flow, Net (1.4) - (0.2) Market Performance, net 0.4 1.6 1.2 Acquisitions/Divestments 5.8 (0.1) 1.0 Assets Subject to Change in Billing Methodology - (0.4) - Prior quarter adj./Regulation change 0.0 - - AUM at Period End $40.4 $35.5 $32.8 Average AUM $37.9 $35.0 $31.6 Wealth Management Operating Metrics – AUM/AUA Assets Under Management (AUM)Assets Under Advisement (AUA) See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided. Wealth Management AUM: $40.4 billion AUA: $55.9 billion

Strategic Alternatives

Select Financial and Operating Metrics

- **Revenue** of $8.6M decreased $8.8M YoY largely driven by lower management fees and reduced transactional fees in the real estate division reflecting our repositioning of the private and public real estate business. Recurring revenues in Q2 2024 were 93%.
- **Total Operating Expenses** of $18.4M decreased by $7.3M, or 28% YoY. Normalized operating expenses, which exclude non-cash compensation, expenses related to severance costs, depreciation and amortization, and certain transaction and deal-related expenses were $13.9M, a $2.5M decrease from the comparable period in 2023 reflecting the impact of businesses we have exited and other cost saving initiatives.
- **Adjusted EBITDA** decreased to ($4.0M) primarily reflecting the reduction in revenues.
- **AUM/AUA** of $16B decreased 21% YoY largely related to the sale of LXi, which removed $2 billion in assets, and the repositioning of the real estate business which resulted in decreased assets as we exited or restructured certain deals.

($ in Millions)	2Q'24	1Q'24	2Q'23
Revenue	**$8.6**	**$14.0**	**$17.4**
Mgmt./Advisory Fees	6.0	9.6	13.0
Incentive Fees	0.1	0.2	0.5
Distribution from Investments[1]	2.2	4.2	2.2
Other Income/Fees	0.2	0.1	1.7
Total Operating Expenses	**$18.4**	**$22.4**	**$25.7**
Operating Income (Loss)	(9.9)	(8.5)	(8.4)
Adjusted EBITDA	**$(4.0)**	**$0.1**	**$2.3**
Adjusted EBITDA Margin	(47%)	1%	13%
AUM/AUA ($B)	**$16.0**	**$17.5**	**$20.3**

(1) Includes $1.9M, $2.7M and $2.2M in management fees from External Strategic Managers in Q2 2024, Q1 2024 and Q2 2023, respectively.
(2) Amounts presented for prior periods have been adjusted as needed to conform with current period presentation.
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

14

15AlTi Global ($ in Millions) April 1, 2024 Gross Appreciation New Investments Subscriptions Redemptions Distributions June 30, 2024 Average AUM/AUA Event-driven $2,253 ($1) - $74 ($213) ($5) $2,108 $2,181 External Strategic Managers: Real Estate Bridge Lending (2) 2,143 (71) - - - 9 2,081 2,112 European Long Short Equities 1,684 96 - 180 (218) (10) 1,732 1,708 Asian Credit and Special Situations 1,419 64 - 31 (77) (11) 1,426 1,423 External Strategic Managers 5,246 89 - 211 (295) (12) 5,239 5,243 Total AUM/AUA $7,499 $88 - $285 ($508) ($17) $7,347 $7,424 ($ in Billions) 2Q’24 1Q’24 2Q’23 Beginning Balance: $10.0 $12.7 $12.8 Change (1.4) (2.7) (0.5) AUM/AUA at quarter end (1) $8.6 $10.0 $12.4 Average AUM/AUA $9.3 $11.3 $12.6 Strategic Alternatives Operating Metrics – AUM/AUA Strategic Alternatives AUM: $2.5 billion AUA: $16.0 billion See definitions in the Appendix. (1) AUA is reported with a one-quarter lag for HLIF as management fees are billed on that basis. (2) The fair value of this investment is reported on a one-month lag. Real Estate - Public & Private Funds Alternatives Platform

16AlTi Global Strategic Alternatives Operating Metrics – Fund Performance ($ in Millions) 2Q’24 1Q’24 4Q’23 3Q’23 2Q’23 Event-driven 0.02% (0.26%) 5.40% 4.95% (0.35%) External Strategic Managers: Real Estate Bridge Lending 0.81% 0.40% 0.34% 1.24% 0.75% European Long Short Equities 5.29% 1.64% (0.11%) 0.07% (1.60%) Asian Credit and Special Situations 2.78% 5.37% 3.20% (0.01%) (0.74%) Alternatives Platform Fund Performance(1) (1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information.

17AlTi Global Appendix

Consolidated Income Statement

($ in Thousands, except share data)	2Q'24 Unaudited	1Q'24 Unaudited	2Q'23 Unaudited
Revenue			
Management/advisory fees	$ 47,029	$ 46,224	$ 46,844
Incentive fees	53	163	469
Distributions from investments	2,240	4,170	2,203
Other income/fees	131	255	1,769
Total income	49,453	50,812	51,285
Operating Expenses			
Compensation and employee benefits	38,893	39,557	33,952
Systems, technology and telephone	4,809	4,314	4,110
Sales, distribution and marketing	1,202	765	568
Occupancy costs	4,025	3,477	3,352
Professional fees	7,602	11,370	14,863
Travel and entertainment	1,326	1,411	1,306
Depreciation and amortization	3,813	2,567	3,655
General, administrative and other	2,738	2,019	2,538
Total operating expenses	64,408	65,480	64,344
Total operating income (loss)	(14,955)	(14,668)	(13,059)
Other Income (Expenses)			
Impairment loss on goodwill and intangible assets	(695)	-	(29,393)
Gain (loss) on investments	11,357	(3,661)	(5,154)
Gain (loss) on TRA	389	5,933	(1,792)
Gain (loss) on warrant liability	409	(340)	76
Gain (loss) on earn-out liability	(1,945)	39,454	66,083
Interest expense	(4,851)	(4,840)	(3,371)
Interest income	563	260	-
Other income (expense)	13	(30)	(706)
Income (loss) before taxes	(9,715)	22,108	12,684
Income tax (expense) benefit	756	(363)	15,446
Net income (loss)	(8,959)	21,745	28,130
Net loss (income) attributed to non-controlling interests in subsidiaries	(2,965)	(7,604)	(14,610)
Net income (loss) attributable to AITi Global, Inc.	$ (5,994)	$ 29,349	$ 42,740
Net Income (Loss) Per Share			
Basic	$ (0.18)	$ 0.38	$ 0.72
Diluted	$ (0.18)	$ 0.18	$ 0.25
Weighted Average Shares of Class A Common Stock Outstanding			
Basic	71,738,190	66,718,427	59,286,346
Diluted	71,738,190	120,561,316	114,319,307

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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Consolidated Balance Sheet

($ in Thousands, except share data)	As of June 30, 2024	As of March 31, 2024	As of December 31, 2023
Assets	Unaudited	Unaudited	Audited
Cash and cash equivalents	59,984	134,237	15,348
Fees receivable, net	32,381	35,087	70,421
Investments at fair value	162,234	160,469	165,894
Equity method investments	7,504	12,137	14,194
Intangible assets, net of accumulated amortization	505,233	432,247	435,677
Goodwill	440,997	408,209	411,634
Operating lease right-of-use assets	53,854	48,851	48,313
Other assets	58,709	53,740	48,182
Contingent consideration receivable	1,834	1,931	-
Assets held for sale	-	13,030	56,634
Total assets	$ 1,322,730	$ 1,299,938	$ 1,266,297
Liabilities			
Accounts payable and accrued expenses	$ 25,350	$ 31,930	$ 37,156
Accrued compensation and profit sharing	30,087	36,016	61,768
Accrued member distributions payable	3,348	4,618	7,271
Warrant liabilities, at fair value	2,934	2,820	-
Earn-out liability, at fair value	49,124	23,920	63,444
TRA liability	24,911	24,933	17,607
Delayed share purchase agreement	-	-	1,818
Earn-in consideration payable	969	1,711	1,830
Operating lease liabilities	64,281	57,476	56,123
Debt, net of unamortized deferred financing cost	163,986	183,663	186,353
Deferred tax liability, net	12,897	7,785	14,109
Deferred income	221	48	66
Other liabilities	21,101	23,208	22,467
Liabilities held for sale	-	3,467	13,792
Total liabilities	$ 399,209	$401,595	$ 483,804
Commitments and contingencies Series C Redeemable Cumulative Preferred stock, $0.0001 par value	153,442	115,093	-
Shareholders' Equity			
Class A common stock, $0.01 par value	7	7	7
Class B common stock, $0.01 par value	-	-	-
Additional paid-in capital	549,998	553,717	536,509
Retained earnings (accumulated deficit)	(170,172)	(164,178)	(193,527)
Accumulated other comprehensive income (loss)	6,942	6,299	9,155
Total AITi Global, Inc. shareholders' equity	540,217	510,939	352,144
Non-controlling interest in subsidiaries	383,304	387,405	430,349
Total shareholders' equity	923,521	898,343	782,493
Total liabilities and shareholders' equity	$ 1,322,730	1,299,938	$ 1,266,297

Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AlTi Global

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Non-GAAP Reconciliation Q2 2024

($ in Thousands)	2Q'24 Strategic Alternatives Segment		2Q'24 Wealth Management Segment		2Q'24 Total AITi	
Net income (loss) before taxes	$	(13,611)	$	3,896	$	(9,715)
Stock based compensation [1]		865		2,734		3,599
Transaction expenses [2]		2,008		6,345		8,353
Changes in fair value of warrant liability [3]		(205)		(204)		(409)
Changes in fair value of (gains)/loss on TRA [4]		(195)		(194)		(389)
Changes in fair value of (gains)/loses on investments [5]		(1,525)		(9,436)		(10,961)
Change in fair value of earn-out liability [6]		593		1,316		1,909
Organization streamlining cost [7]		1,261		1,201		2,462
Impairment (non-cash) [8]		3,813		2,354		6,167
(Gains)/Losses on EMI/Carried Interest (non-cash) [9]		274		(4,433)		(4,159)
EMI Adjustment (Interest, Depreciation, Taxes & Amortization) [10]		(54)		-		(54)
Adjusted income (loss) before taxes		(6,776)		3,576		(3,197)
Adjusted income tax expense		1,836		(1,235)		601
Adjusted Net Income (Loss)		(4,940)		2,344		(2,596)
Interest expense, net		2,390		2,461		4,851
Income tax (benefit) expense		(836)		80		(756)
Adjusted income tax expense less income tax expense		(1,000)		1,155		155
Depreciation and amortization		406		3,407		3,813
Adjusted EBITDA	$	(3,980)	$	9,447	$	5,467

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
2) Add-back of transaction expenses related to the Business Combination, and subsequent business combinations/divestitures including professional fees.
3) Represents the change in fair value of the warrant liability.
4) Represents the change in unrealized gains/losses related primarily related to the TRA liability.
5) Represents the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4M)
6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments.
9) Represents the amortization of the step-up in equity method investments.
10) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AITi Global 20

Non-GAAP Reconciliation Q1 2024

	1Q'24			
($ in Thousands)	Strategic Alternatives Segment	Wealth Management Segment	Total AITi	
Net income (loss) before taxes	$ 7,721	$ 14,388	$ 22,108
Stock based compensation [1]	1,222	5,268	6,490
Stock compensation- Legacy [2]	(39)	(38)	(77)
Transaction expenses [3]	4,620	4,223	8,843
Changes in fair value of warrant liability [4]	170	170	340
Changes in fair value of gains/loses on investments [5]	103	(2,978)	(2,875)
Change in fair value of earn-out liability [6]	(19,760)	(19,694)	(39,454)
Organization streamlining cost [7]	1,810	734	2,544
Impairment (non-cash) [8]	60	-	60
(Gains)/Losses on EMI/Carried Interest (non-cash) [9]	393	-	393
EMI Adjustment (Interest, Depreciation, Taxes & Amortization) [10]	1,039	-	1,039
Adjusted income (loss) before taxes	(2,662)	2,073	(589)
Adjusted income tax expense	922	(144)	778
Adjusted Net Income (Loss)	(1,740)	1,929	189
Interest expense, net	2,378	2,462	4,840
Net income tax adjustments	328	35	363
Adjusted income tax expense less income tax expense	(1,250)	109	(1,141)
Depreciation and amortization	352	2,215	2,567
Adjusted EBITDA	$ 68	$ 6,750	$ 6,818

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination).
2) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination).
3) Add-back of transaction expenses related to the Business Combination, and subsequent business combinations/divestitures including professional fees.
4) Represents the change in fair value of the warrant liability.
5) Represents the change in unrealized gains/losses related primarily to investments held at fair value and the TRA liability.
6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments.
9) Represents the amortization of the step-up in equity method investments.
10) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AITi Global

21

Non-GAAP Reconciliation Q2 2023

	2Q'23		
($ in Thousands)	Strategic Alternatives Segment	Wealth Management Segment	Total AITi
Net income (loss) before taxes	$ (13,150)	$ 25,834	$ 12,684
Stock based compensation [1]	510	3,589	4,099
Transaction expenses [2]	4,918	7,103	12,021
Changes in fair value of warrant liability [3]	(38)	(38)	(76)
Changes in fair value of (gains)/loss on TRA [4]	896	896	1,792
Changes in fair value of (gains)/loses on investments [5]	1,619	(356)	1,263
Change in fair value of earn-out liability [6]	(33,042)	(33,041)	(66,083)
Organization streamlining cost [7]	2,354	845	3,199
Impairment (non-cash) [8]	31,535	-	31,535
(Gains)/Losses on EMI/Carried Interest (non-cash) [9]	2,671	-	2,671
EMI Adjustment (Interest, Depreciation, Taxes & Amortization) [10]	851	91	942
Adjusted income (loss) before taxes	(876)	4,923	4,047
Adjusted income tax expense	(24)	(1,653)	(1,677)
Adjusted Net Income (Loss)	(900)	3,270	2,370
Interest expense, net	1,634	1,737	3,371
Income tax (benefit) expense	(7,723)	(7,723)	(15,446)
Adjusted income tax expense less income tax expense	7,747	9,376	17,123
Depreciation and amortization	1,518	2,137	3,655
Adjusted EBITDA	$2,276	$8,797	$11,073

1) Add-back of non-cash expense related to awards of Class A Common stock (approved post-transaction).
2) Add-back of transaction expenses related to the Business Combination, and subsequent business combinations/divestitures including professional fees.
3) Represents the change in fair value of the warrant liability.
4) Represents the change in unrealized gains/losses related primarily related to the TRA liability.
5) Represents the change in unrealized gains/losses related to Investments held at fair value and includes the non-recurring realized gain for the sale of FOS ($9.4M)
6) Represents the change in fair value of the earn-out liability.
7) Represents cost to implement organization change to derive cost synergy.
8) Represents impairment of carried interest/equity method investments.
9) Represents the amortization of the step-up in equity method investments.
10) Represents reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided.

AITi Global

22

23AlTi Global Investment • Up to $300M ($250M funded July 31, 2024. Option to invest an additional $50M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Capital raises structured to align with strategic and financial goals

24AlTi Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, inc luding under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated asse ts. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. External Strategic Managers are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or ma nagement services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM o f the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived fr om and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted i ncome tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

25AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy, which has $2.1 billion of AUM as of June 30, 2024, focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy has $2.1 billion AUM as of June 30, 2024. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy has $1.7 billion AUM as of June 30, 2024, and trades the portfolio actively and absolute return- oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy has $1.4 billion AUM as of June 30, 2024, and includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what It believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

26AlTi Global Thank You